                                                                    EXHIBIT 23.1



                          Independent Auditors' Consent

The Board of Directors and Stockholders
Liberty Media Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation of our report dated March 12, 2004, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003, annual report on Form 10-K of Liberty Media Corporation:

Form             Registration Statement No.       Description
----             --------------------------       -----------

S-8              333-67276                        Liberty Media Corporation 401(k) Savings Plan

S-8              333-67296                        Liberty Media Corporation Incentive Plan

S-3              333-66034 (Post Effective        Liberty Media Corporation $3.0 Billion Shares of Series A
                 Amendment No. 1 to Form S-1)     Common Stock, Debt Securities, or Warrants

S-8              333-104154                       Liberty Media Corporation 2002 Non-employee Director
                                                  Incentive Plan

S-3              333-104241                       Liberty Media Corporation 13,336,976 Shares of Series A
                                                  Common Stock

S-3              333-105006                       Liberty Media Corporation $1.75 Billion, 0.75%
                                                  Exchangeable Senior Debentures due 2023

S-3              333-107613                       Liberty Media Corporation 217,709,773 Shares of Series A
                                                  Common Stock and $225,620,069 Floating Rate Senior Notes
                                                  due 2006

S-3              333-111564                       Liberty Media Corporation 13,304,337 Shares of Series A
                                                  Common Stock

As discussed in note 2 to the consolidated financial statements, Liberty Media Corporation changed its method of accounting for intangible assets in 2002 and derivative financial instruments in 2001.


KPMG LLP


Denver, Colorado
March 12, 2004